Exhibit 3.65

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
CLEARWIRE MERGERSUB LLC

The undersigned, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, hereby adopts the following Certificate of Formation.

1.	The name of the limited liability company is: Clearwire MergerSub LLC.

2.	The name of the registered agent of the limited liability company is: Corporation Service Company.

3.	The address of its registered office in the State of Delaware is:

2711 Centerville Road, Suite 400
Wilmington, DE 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Clearwire MergerSub LLC this 14th day of May, 2008.

/s/ Lonna Beebe
Lonna Beebe, Authorized Person

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF FORMATION
OF
CLEARWIRE MERGERSUB LLC

The undersigned, for the purposes of amending its Certificate of Formation under the Delaware Limited Liability Company Act, hereby adopts the following Certificate of Amendment:

1,	The name of the limited liability company is Clearwire Mergersub LLC.

2.	Item number l of the Certificate of Formation of this limited liability company is hereby amended as follows:

The name of the limited liability company is: Clearwire Sub LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation this 14th day of October, 2008.

CLEARWIRE MERGERSUB LLC

By:	Clearwire Communications LLC, its Manager

By:	New Clearwire Corporation, its Managing Member

By:	/s/ Broady Hodder
Broady Hodder
Vice President, Secretary and General Counsel

CERTIFICATE OF MERGER.
OF
CLEARWIRE CORPORATION
a Delaware corporation
INTO
CLEARWIRE SUB LLC
a Delaware limited liability company

(Under Section 264 of the Delaware General Corporation Law and
Section 18-209 of the Delaware Limited Liability Company Act)

Pursuant to the provisions of Title 8, Section 264 of the Delaware General Corporation Law and Title 6, Chapter 18, Section 209 of the Delaware Limited Liability Company Act, Clearwire Sub LLC, a Delaware limited liability company (“MergerSub”), executes and files this Certificate of Merger for the purpose of merging Clearwire Corporation, a Delaware corporation (“Clearwire Corporation”), with and into MergerSub and does hereby certify:

FIRST: The name and state of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization
Clearwire Sub LLC Clearwire Corporation	Delaware Delaware

SECOND: The name of the surviving Delaware limited liability company is Clearwire Sub LLC.

THIRD: A Transaction Agreement and Plan of Merger dated as of May 7, 2008 (as amended, the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Chapter 18, Section 209 of the Delaware Limited Liability Company Act.

FOURTH: The Certificate of Formation of MergerSub, as now in force and effect, shall continue to be the Certificate of Formation of the surviving Delaware limited liability company.

FIFTH: The Limited Liability Company Agreement of MergerSub, as now in force and effect, shall continue to be the Limited Liability Company Agreement of the surviving Delaware limited liability company.

SIXTH: The current officers and manager of MergerSub shall continue to be the officers and manager of the surviving Delaware limited liability company.

SEVENTH: The merger of Clearwire Corporation into MergerSub shall be effective on November 28, 2008 at 1:15 a.m. Eastern Standard Time.

EIGHTH: The executed Merger Agreement is on file at 4400 Carillon Point, Kirkland, WA 98033, the office of the surviving Delaware limited liability company.

NINTH: A copy of the Merger Agreement will be furnished by the surviving Delaware limited liability company, on request and without cost, to any stockholder or member of any constituent entity.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger this 26th day of November, 2008.

CLEARWIRE SUB LLC, a Delaware limited liability company

By:	CLEARWIRE COMMUNICATIONS LLC, its Manager

/s/ Hope Cochran
Name: Hope Cochran
Title: Senior Vice President, Finance and Treasurer

[Signature Page to the Certificate of Merger]

State of Delaware

Certificate of Amendment

1.	Name of Limited Liability Company: Clearwire Sub LLC
_____________________________________________________________________________________________________________________

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Request to change name to: Clearwire Legacy LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the    1   day of       December     , A.D.   2008  .

By	Clearwire Communications LLC, its manager,

By:	/s/ Jillian Harrison
(Authorized Person)

Name:	Jillian Harrison

Assistant Secretary
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State of Delaware
Certificate of Merger of a Foreign Limited Liability Company
into a Domestic Limited Liability Company

Pursuant to Title 6, Section 19-209 of the Delaware Limited Liability Company Act

First: The name of the surviving Limited Liability Company is Clearwire Legacy LLC                     , a Delaware Limited Liability Company.

Second: The name of the Limited Liability Company being merged into this surviving Limited Liability Company is    Clearwire Telecommunications Services, LLC.                 The jurisdiction in which this Limited Liability Company was formed is    Nevada.

Third; The Agreement of Merger has been approved and executed by both Limited Liability Companies:

Fourth: The name of the surviving Limited Liability Company is    Clearwire Legacy LLC.

Fifth: The executed agreement of merger is on file at 6200 Sprint Parkway, Overland Park, KS 66251                                                                                                     , the principal place of business of the surviving Limited Liability Company.

Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 28th day of November, A.D. 2017.

By:	/s/ Stefan K. Schnopp
(Authorized Person)

Name:	Stefan K. Schnopp, Vice President
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